Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Giora Gutman, Adv.

Rami Arie, Adv. (CPA)

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Shmulik Cohen, Adv.

Izhak Lax, Adv.

Amit Moshe Cohen, Adv.

Shimon Gros, Adv. & Notary

Shahar Noah, Adv. (Tax advisor)

Igal Rosenberg, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Sandrine Dray, Adv. Mediator & Notary***

Nahi Hamud, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Liav Menachem, Adv. Notary & Mediator

Israel Asraf, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Roy Galis, Adv.

Oren Geni, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Haim Pesenzon, Adv.

Shaike Rakovsky, Adv.

Ronit Rabinovich, Adv.

Iris Borcom, Adv.

Omri Alter, Adv.

Shira Ben dov levi, Adv.

Inbal Naim, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Shirli Shlezinger, Adv.

Michael Misul , Adv.

Jacob Bayarsky, Adv. & economist

Matan Hemo, Adv.

Tamir Shenhav, Adv.

Adi Ben yair- Yosef, Adv

Moshe Zoaretz, Adv.

Nina Aharonov, Adv.

Rozit kabudi Doron, Adv.

Doron Pesso, Adv.

Adi Barnes-Ovdat, Adv.

Omri Yacov, Adv.

Noy Keren, Adv.

Liat Ingber, Adv.

Lipaz Elimelch-Karni, Adv.

Eli Hirsch, Adv.

Maayan Gadalov,Adv.

Dov Alter, Adv.

Monica kevorkian karawani, Adv.

Shahaf Zuker, Adv.

Alexey Kvaktoun, Adv.

Elinor Yaakobi, Adv.

Dor Elkrif; Adv.

Netanel Rozenberg, Adv.

Gil Friedman, Adv.

Hadar Raz, Adv.

Ilia Parkhomyuk, Adv.

Dana Hofman, Adv.

shirly Lipovetsky, Adv.

Yamit Halperin, Adv.

Moran Alezra, Adv.

Elinor Palma, Adv.

Lidor Amar, Adv.

Tali Kadosh, Adv.

Rami Zoabi, Adv.

Michelle Zohar-Peer, Adv.

Barak Harari, Adv.

Ayala Meidan-Greenshpan, Adv.

Coral Opal, Adv.

Eden Eliad, Adv.

Eli Kulas. Adv. Notary & Mediator – Of Counsel

Eli Chenchinski, Adv. - Of Counsel

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator- Of Counsel

Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel

****

Giora Amir (1928-2020)

* Member of the New York State Bar

** Member of the Law Society in

England & Wales

*** Accredited by the consulate of France

**** Honorary Consul Of The Republic Of Poland (ret.)

January 31, 2025

To:

SaverOne 2014 Ltd.

Dear Sir and Madam,

We have acted as Israel counsel to SaverOne 2014 Ltd., a company organized under the laws of Israel (the “Company”), in connection with the offer and sale by the Company of 195,428,970 of the Company’s ordinary shares, par value NIS 0.01 per share, (the “Offered Shares”), to be represented by 2,171,433 American Depositary Shares (the “Offered ADSs”), pursuant to a “shelf” registration statement on Form F-3 (File No. 333-274458) (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on September 11, 2023 and became effective on September 27, 2023 and a prospectus supplement filed on January 31, 2025 with the SEC (the “Prospectus Supplement”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Securities Purchase Agreement dated January 30, 2025 (the “Purchase Agreement”) by and between the Company and the investors parties thereto (the “Purchasers”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus Supplement, the Company’s Amended and Restated Articles of Association, and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Offered Shares underlying the Offered ADSs to be sold to the Purchasers as described in the Registration Statement and the Prospectus Supplement, have been duly authorized and have been, or upon delivery of the Offered ADSs and payment therefor in accordance with the Purchase Agreement, will be, validly issued, fully paid and non-assessable.

mail@dtkgg.com www.dtkgg.com

Haifa & Northern: 7 Palyam Blvd. Haifa,

(Phoenix House) 7th Floor, 3309510

Tel. +972-4-8147500 | Fax 972-4-8555976

Banking & Collection, 6th Floor

Tel. 972-4-8353700 | Fax 972-4-8702477

Romania: 7 Franklin, 1st District, Bucharest

Cyprus: 9 Zenonos Kitieos St., 2406 Engomi, Nicosia

Central: B.S.R. Tower 4, 33th Floor,

7 metsada St. Bnei Brak, 5126112

Tel. 972-3-6109100 | Fax +972-3-6127449

Tel. 972-3-6133371 | Fax +972-3-6133372

Tel. 972-3-7940700 | Fax +972-3-7467470

Tel. 972-3-6114455 | Fax +972-3-6131170

Austria: Wildpretmarkt 2-4 | Mezzanin , A-1010 , Vienna

We hereby consent to the filing of this opinion as an exhibit to the Company’s report on Form 6-K dated January 31, 2025 which is incorporated by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the Prospectus Supplement.

In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Doron, Tikotzky, Kantor, Gutman, Amit Gross & Co.

Doron, Tikotzky, Kantor, Gutman, Amit Gross & Co.

Advocates and Notaries